UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 25, 2012

CALIFORNIA WATER SERVICE GROUP

(Exact name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of incorporation)	1-13883 (Commission file number)	77-0448994 (I.R.S. Employer Identification Number)

1720 North First Street San Jose, California (Address of principal executive offices)	95112 (Zip Code)

(408) 367-8200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 25, 2012, the Board of Directors of California Water Service Group (the “Company”) appointed David B. Healey as its Corporate Controller and principal accounting officer, effective immediately. Healey, age 56, has served as Interim Controller since April 30, 2012.

Healey is a Certified Public Accountant and a Certified Management Accountant with more than 20 years of experience in finance, including eight years of public company experience as a controller.  Prior to joining California Water Service Group in 2009 as Director of Financial Reporting, he served as a subsidiary controller for SunPower Corporation since 2005.  Prior to that, he was Corporate Controller and Treasurer for Hall, Kinion & Associates, Inc. and Director of Corporate Accounting for Pacific Gas & Electric Company.

Following his appointment, Healey is eligible to participate in the California Water Service Company Supplemental Executive Retirement Plan (as amended). He will also receive grants of restricted stock awards (“RSAs”) under the Company’s Equity Incentive Plan. In connection with his appointment to the position of Corporate Controller, Healey will receive a number of RSAs equal to $37,500 divided by the average closing price of the Company’s common stock on the 20 trading days previous to August 3, 2012.

Item 7.01.	Regulation FD Disclosure.

On July 25, 2012, the Company issued the press release attached as Exhibit 99.1 to this current report and incorporated by reference herein.

The information and exhibit shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

We hereby furnish the following exhibit with this report:

Exhibit No.	Description
99.1	Press Release July 25, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALIFORNIA WATER SERVICE GROUP

Date: July 25, 2012	By:	/s/ Martin A. Kropelnicki
	Name:	Martin A. Kropelnicki
	Title:	Vice President, Chief Financial Officer and Treasurer